UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/17/2005

SCANSOURCE INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-26926

SC	57-0965380
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of Principal Executive Offices, Including Zip Code)

864-288-2432
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 17, 2005, ScanSource, Inc. amended the Employment Agreements of Robert S. McLain, Jr., Vice President of Marketing, and Jeffery A. Bryson, Vice President of Administration and Investor Relations.

Effective January 1, 2005, the following changes to their agreements were made:

--Mr. McLain's employment period was extended to December 31, 2005 and his incentive bonus program was changed to one based upon a measurement of Return on Invested Capital (as defined in Mr. McLain's employment agreement) and consolidated operating income. The amount of the incentive bonus under this program will be calculated by multiplying operating income by a factor of .00108 and by a percentage, as specified below:

        100% if Return on Invested Capital is 30% or less and greater than 20%

        115% if Return on Invested Capital exceeds 30%
        90% if Return on Invested Capital is 20% or less and greater than 10%
        70% if Return on Invested Capital is 10% or less.

--Mr. Bryson's salary was changed to $185,000 per year and his incentive bonus program was changed to one based upon a measurement of Return on Invested Capital (as defined in Mr. Bryson's employment agreement) and consolidated operating income. The amount of the incentive bonus under this program will be calculated by multiplying operating income by a factor of .00072 and by a percentage, as specified below:

        100% if Return on Invested Capital is 30% or less and greater than 20%

        115% if Return on Invested Capital exceeds 30%
        90% if Return on Invested Capital is 20% or less and greater than 10%
        70% if Return on Invested Capital is 10% or less.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SCANSOURCE INC

Date: March 21, 2005.	By:	/s/ Richard P. Cleys
Richard P. Cleys
Vice President and Chief Financial Officer